Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints
the Secretary and Assistant Secretary of     MUNICIPAL SECURITIES INCOME TRUST
     and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                    TITLE                          DATE


/s/John F. Donahue            Chairman and TrusteeOctober 3, 1995
John F. Donahue               (Chief Executive Officer)


/s/Richard B. Fisher          President           October 3, 1995
Richard B. Fisher


/s/J. Christopher Donahue     Executive Vice PresidentOctober 3, 1995
J. Christopher Donahue        and Trustee


/s/David M. Taylor            Treasurer           October 3, 1995
David M. Taylor                 (Principal Financial and
                                 Accounting Officer)


/s/Thomas G. Bigley           Trustee             October 3, 1995
Thomas G. Bigley


/s/John T. Conroy, Jr.        Trustee             October 3, 1995
John T. Conroy, Jr.



SIGNATURES                    TITLE                          DATE


/s/William J. Copeland        Trustee             October 3, 1995
William J. Copeland


/s/James E. Dowd              Trustee             October 3, 1995
James E. Dowd


/s/Lawrence D. Ellis, M.D.    Trustee             October 3, 1995
Lawrence D. Ellis, M.D.


/s/Edward L. Flaherty, Jr.    Trustee             October 3, 1995
Edward L. Flaherty, Jr.


/s/Peter E. Madden            Trustee             October 3, 1995
Peter E. Madden


/s/Gregor F. Meyer            Trustee             October 3, 1995
Gregor F. Meyer


/s/John E. Murray, Jr.        Trustee             October 3, 1995
John E. Murray, Jr.


/s/Wesley W. Posvar           Trustee             October 3, 1995
Wesley W. Posvar


/s/Marjorie P. Smuts          Trustee             October 3, 1995
Marjorie P. Smuts



Sworn to and subscribed before me this 3rd day of October, 1995



/s/Marie M. Hamm
Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Sept. 16, 1996